THIS COMMON STOCK WARRANT, THE WARRANT EVIDENCED HEREBY, AND THE COMMON STOCKTO BE ISSUED PURSUANT TO SUCH WARRANT, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES ACTS, BUT HAS BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) THE HOLDER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREOF UNDER THE SECURITIES ACT IS NOT REQUIRED OR (ii) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO SHALL HAVE BECOME EFFECTIVE.

Warrants for

Shares

VOID AFTER 5 P.M. PHILADELPHIA TIME ON

, 200__

WARRANT TO PURCHASE

Shares of

Common Stock of

POWERCOLD CORPORATION

WARRANT TO PURCHASE COMMON STOCK

This is to Certify that, FOR VALUE RECEIVED,                                              or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from POWERCOLD CORPORATION, a Nevada corporation ("Company"), not later that 5:00 p.m. Philadelphia, PA time on                         , 200__,          shares of Common Stock, $0.001 par value per share, of the Company ("Common Stock"). The shares of Common Stock delivered or deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of common Stock in effect at any time is hereinafter sometimes referred to as the "Exercise Price".  The Exercise Price shall be                              per share through                                         , 200__.

(A)

EXERCISE OF WARRANT. Subject to the terms and conditions herein, this Warrant may be exercised in whole or in part at any time or from time to time on or after                   200__, but not later than 5:00 p.m. Philadelphia. PA. time on                         200__, or if                      200__, is a day on which banking institution are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, together with payment of the Exercise Price the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

(B)

RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

(C)

FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

(1)

If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked price for such day on such exchange; or

(2)

If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the closing bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System, Inc. (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the day of the exercise of this Warrant; or

(3)

If the Common Stock is not so listed or admitted to unlisted trade privileges and bid and asked prices are not so reported, the current value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

(D)

EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned or hypothecated except to officers of the Underwriter. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and fund sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall be the legal valid and binding obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(E)

RIGHTS OF THE HOLDERS. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(F)

NOTICE.  Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed to him in care of Holder,

        , or if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it, POWERCOLD CORPORATION, P.O. Box 1239, 115 Canfield Road La Vernia, Texas 78121. The Company may change its address by written notice to Holder and Holder may change its address by written notice to the Company.

(G)

(TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

(1)

This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant, unless registered, may not be sold, transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal and/or state securities laws with respect to any resale or other disposition of such securities.

(2)

Representations and Warranties of Holder. The Holder hereby represents and warrants to the Company:

(i)

The Holder understands that this Warrant Certificate and the Common Stock to be issued herein, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF TEXAS, OR ANY OTHER STATE SECURITIES AGENCIES.

(ii)

The Holder is not an underwriter and would be acquiring this Warrant Certificate and the Common Stock to be issued, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of stock within the meaning of the Federal Securities Acts, the Texas Securities Act, or any other applicable State Securities Acts.

(iii)

The Holder understands the speculative nature and risks of investments associated with the Company, and confirms that this Warrant Certificate and the Common Stock to be issued would be suitable and consistent with its investment program and that its financial position enables it bear the risks of this investment; and that there may not be any public market for this Warrant Certificate and the Common Stock to be issued herein.

(iv)

This Warrant Certificate and the Common Stock to be issued herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Company, and the prior opinion of counsel for the Company, that such disposition will not violate Federal and/or State Securities Acts.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

(v)

The Holder has fully reviewed or had the opportunity to review the economic consequences of this Warrant Certificate and the Common Stock to be issued, with its attorney and/or other financial advisor, has been afforded access to the books and records of the Corporation (including tax returns) and is or has had the opportunity to become fully familiar with the financial affairs of the Corporation.

(vi)

The Holder is not entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a Shareholder of the Company either at law or in equity, including, without limitation, the right to vote and to receive dividends and other distributions.

(vii)

Holder confirms that it is an "accredited investor" within the meaning of SEC Regulation "D" or the undersigned, along or together with it purchaser representative(s) has such knowledge and experience in financial and business matters that it, or Holder and such representative(s) together, are capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

(viii)

Holder confirms that it is able (i) to bear the economic risk of the investment, (ii) to hold the Warrant and Common Stock for an indefinite period of time, and (iii) to afford a complete loss of its investment; and represents that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment; (iv) this investment is suitable for Holder based upon its investment holdings and financial situation and needs, and this investment does not exceed ten percent of Holder's net worth; and Holder has reviewed the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K on the Securities and Exchange Commission EDGAR website.

(H)

APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Texas. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Holder and Company (including for purposes of arbitration, Members, Manager, directors, employees, controlling persons, affiliates, professional advisors, agents or promoters of the Company), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims or violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, conversion, unlawful termination, shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of  Nevada.  In the event of such a dispute, each party to the conflict shall select an arbitrator, who then select a third arbitrator, which shall constitute the three persons arbitration board.  The decision of a majority of the Board of Arbitrators who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.  Venue for any arbitration proceeding shall be in the State of Texas; and the prevailing party on any action to enforce rights hereunder shall be entitled, in addition to any court awarded damages, their costs and reasonable attorney's fees, whether at arbitration, or on appeal.

(I)

REGISTRATION RIGHTS. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other  transaction on Form S-4, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)

promptly give to each Holder written notice thereof; and

(ii)

use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth  below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within fifteen (15) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

(b)

Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given herein. In such event, the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account. If any person does not agree to the terms of any such underwriting, he shall be excluded there from by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with this section.

(c)

Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to the registration statement provided for herein shall be borne by the Company.  All Selling Expenses relating to securities registered under shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

(d)

Definitions. "Registrable Securities" shall mean shares of Common Stock issued or issuable pursuant to the exercise of  the Common Stock Purchase Warrant, provided, however, that Registrable Securities shall not include (1) any shares of Common Stock which have previously been registered or have been sold to the public either pursuant to a registration statement or Rule 144, or (2) any shares held by a Holder of Registrable Securities which would be permitted to be sold by such Holder under Rule 144(k) or within the volume limitations of Rule 144 during any 90-day period, as applicable, or (3) any shares held by a Holder of Registrable Securities which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

Dated this

 day of

 , 200__.

HOLDER:

(Print Name)

(Signature)

COMPANY: POWERCOLD CORPORATION

By:

Title:

Form to be used to exercise Warrant:

POWERCOLD CORPORATION

(a Nevada Corporation)

115 Canfield Road

La Vernia, Texas 78121

Date:

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase

 Shares of the Common stock of the company called for thereby, and hereby makes payment of

                                                                                         Dollars  ($

)

at the rate of

 per share of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

Signature:

Signature Guaranteed:

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:

(Print in Block Letters)

Address:

(Social Security Number or Employer Identification Number)

******************************************

NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.